===============================================================================






                       MIDAMERICAN REALTY SERVICES COMPANY


                                   $35,000,000


                     7.12% Senior Notes due November 1, 2010




                                ----------------


                             NOTE PURCHASE AGREEMENT

                                ----------------




                          DATED AS OF NOVEMBER 1, 1998









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                                TABLE OF CONTENTS

SECTION                                  HEADING                                                    PAGE
SECTION 1.                      AUTHORIZATION OF NOTES................................................1


SECTION 2.                      SALE AND PURCHASE OF NOTES............................................1


SECTION 3.                      CLOSING...............................................................1


SECTION 4.                      CONDITIONS TO CLOSING.................................................2

              Section 4.1.      Representations and Warranties........................................2
              Section 4.2.      Performance; No Default...............................................2
              Section 4.2.      Performance; No Default...............................................2
              Section 4.3.      Compliance Certificates...............................................2
              Section 4.4.      Opinions of Counsel...................................................2
              Section 4.5.      Purchase Permitted by Applicable Law, Etc.............................3
              Section 4.6.      Related Transactions..................................................3
              Section 4.7.      Payment of Special Counsel Fees.......................................3
              Section 4.8.      Private Placement Number..............................................3
              Section 4.9.      Changes in Corporate Structure........................................3
              Section 4.10.     Proceedings and Documents.............................................3

SECTION 5.                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................4

              Section 5.1.      Organization; Power and Authority.....................................4
              Section 5.2.      Authorization, Etc....................................................4
              Section 5.3.      Disclosure............................................................4
              Section 5.4.      Organization and Ownership of Shares of Subsidiaries; Affiliates......5
              Section 5.5.      Financial Statements..................................................5
              Section 5.5.      Financial Statements..................................................5
              Section 5.6.      Compliance with Laws, Other Instruments, Etc..........................6
              Section 5.7.      Governmental Authorizations, Etc......................................6
              Section 5.8.      Litigation; Observance of Agreements; Statutes and Orders.............6
              Section 5.9.      Taxes.................................................................6
              Section 5.10.     Title to Property Leases..............................................7
              Section 5.11.     Licenses, Permits, Etc................................................7
              Section 5.12.     Compliance with ERISA.................................................7
              Section 5.13.     Private Offering by the Company.......................................8
              Section 5.14.     Use of proceeds; Margin Regulations...................................8
              Section 5.15.     Existing Debt; Future Liens...........................................9
              Section 5.16.     Foreign Assets Control Regulations, Etc...............................9
              Section 5.17.     Status under Certain Statutes.........................................9
              Section 5.18.     Environmental Matters.................................................9



SECTION 6.                      REPRESENTATIONS OF THE PURCHASER.....................................10

              Section 6.1.      Purchase for Investment..............................................10
              Section 6.2.      Source of Funds......................................................10

SECTION 7.                      INFORMATION AS TO COMPANY............................................12

              Section 7.1.      Financial and Business Information...................................12
              Section 7.2.      Officer's Certificate................................................14
              Section 7.3.      Inspection...........................................................15

SECTION 8.                      PREPAYMENT OF THE NOTES..............................................15


SECTION 8.1.                    REQUIRED PREPAYMENTS.................................................15

              Section 8.2.      Optional Prepayments with Make-Whole Amount..........................16
              Section 8.3.      Allocation of Partial Prepayments....................................16
              Section 8.4.      Maturity; Surrender, Etc.............................................16
              Section 8.5.      Purchase of Notes....................................................16
              Section 8.6.      Make-Whole Amount....................................................17

SECTION 9.                      AFFIRMATIVE COVENANTS................................................20

              Section 9.1.      Compliance with Law..................................................20
              Section 9.2.      Insurance............................................................21
              Section 9.3.      Maintenance of Properties............................................21
              Section 9.4.      Payment of Taxes.....................................................21
              Section 9.5.      Corporate Existence, Etc.............................................21

SECTION 10.                     NEGATIVE COVENANTS...................................................22

              Section 10.1.     Transactions with Affiliates.........................................26

SECTION 11.                     EVENTS OF DEFAULT....................................................26


SECTION 12.                     REMEDIES ON DEFAULT, ETC.............................................29

              Section 12.1.     Acceleration.........................................................29
              Section 12.2.     Other Remedies.......................................................29
              Section 12.3.     Rescission...........................................................29
              Section 12.4.     No Waivers or Election of Remedies, Expenses, Etc....................30

SECTION 13.                     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................30

              Section 13.1.     Registration of Notes................................................30
              Section 13.2.     Transfer and Exchange of Notes.......................................30
              Section 13.3.     Replacement of Notes.................................................31

SECTION 14.                     PAYMENTS ON NOTES....................................................31



                                      -ii-

              Section 14.1.     Place of Payment.....................................................31
              Section 14.2.     Home Office Payment..................................................31

SECTION 15.                     EXPENSES, ETC........................................................32

              Section 15.1.     Transaction Expenses.................................................32
              Section 15.2.     Survival.............................................................32

SECTION 16.                     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.........32


SECTION 17.                     AMENDMENT AND WAIVER.................................................32

              Section 17.1.     Requirements.........................................................32
              Section 17.2.     Solicitation of Holders of Notes.....................................33
              Section 17.3.     Binding Effect, Etc..................................................33
              Section 17.4.     Notes Held by Company, Etc...........................................33

SECTION 18.                     NOTICES..............................................................34


SECTION 19.                     REPRODUCTION OF DOCUMENTS............................................34


SECTION 20.                     CONFIDENTIAL INFORMATION.............................................35


SECTION 21.                     SUBSTITUTION OF PURCHASER............................................36


SECTION 22.                     MISCELLANEOUS........................................................36

              Section 22.1.     Successors and Assigns...............................................36
              Section 22.2.     Payments Due on Non-Business Days....................................36
              Section 22.3.     Severability.........................................................36
              Section 22.4.     Construction.........................................................36
              Section 22.5.     Counterparts.........................................................36
              Section 22.6.     Governing Law........................................................37

Signature............................................................................................38



SCHEDULE A       --   INFORMATION RELATING TO PURCHASERS

SCHEDULE B       --   DEFINED TERMS

SCHEDULE 5.4     --   Subsidiaries of the Company and Ownership of Subsidiary
                      Stock

SCHEDULE 5.5     --   Financial Statements

SCHEDULE 5.11    --   Patents, etc.

SCHEDULE 5.15    --   Existing Consolidated Debt and Priority Debt

SCHEDULE 10.5    --   Existing Investments

SCHEDULE 10.6    --   Existing Liens

EXHIBIT 1        --   Form of 7.12% Senior Note due November 1, 2010

EXHIBIT 4.4(a)   --   Form of Opinion of In-House Counsel of the Company

EXHIBIT 4.4(b)   --   Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(c)   --   Form of Opinion of Special Counsel for the Purchasers

                       MIDAMERICAN REALTY SERVICES COMPANY
                                666 Grand Avenue
                             Des Moines, Iowa 50303


                     7.12% SENIOR NOTES DUE NOVEMBER 1, 2010



                                                   Dated as of
                                                   November 1, 1998



TO EACH OF THE PURCHASERS LISTED IN
   THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         MIDAMERICAN REALTY SERVICES COMPANY, an Iowa corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A as follows:


SECTION 1.       AUTHORIZATION OF NOTES

         The Company will authorize the issue and sale of $35,000,000 aggregate principal amount of its 7.12% Senior Notes due November 1, 2010 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.


SECTION 2.       SALE AND PURCHASE OF NOTES

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.


SECTION 3.       CLOSING.

                  The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on November 4, 1998 or on such other Business Day thereafter on or prior to November 6, 1998 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 064807 at Bankers Trust Company, ABA #073000642. If, at the Closing, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's reasonable satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.


SECTION 4.       CONDITIONS TO CLOSING

         The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's reasonable satisfaction, prior to or at the Closing, of the following conditions:


         Section 4.1 The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.


         Section 4.2 The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by the covenants contained in Section 10 hereof had such covenants applied since such date.


         Section 4.3. Compliance Certificates

                  (a) Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.


         Section 4.4 Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) John
A. Rasmussen, Jr., Esq., in-house counsel of the Company, (b) from Winthrop, Stimson, Putnam & Roberts counsel for the Company, covering the matters set forth in Exhibits 4.4(a) and 4.4(b), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (c) from Chapman and Cutler, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.


         Section 4.5 On the date of the Closing each purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment,
(b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.


         Section 4.6 The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of Closing pursuant to this Agreement.


         Section 4.7 Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to the Closing.


         Section 4.8 A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.


         Section 4.9 The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5. The Purchasers are aware of the contemplated merger between MidAmerican Energy Holdings Company and CalEnergy Company, Inc. as described in MidAmerican Energy Holdings Company's Current Report on Form 8-K, dated August 11, 1998, previously provided to the Purchasers.


         Section 4.10 All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel in their reasonable judgment, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.


SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Purchaser that, as of the date of this Agreement and the date of Closing:


         Section 5.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.


         Section 5.2. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


         Section 5.3. The Company, through its agent, Warburg Dillon Read LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated August, 1998 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and of its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. In addition, the Company has delivered to each Purchaser, and each Purchaser acknowledges receipt of, MidAmerican Energy Holdings Company's Current Report on Form 8-K, dated August 11, 1998, describing the contemplated merger between MidAmerican Energy Holdings Company and CalEnergy Company, Inc. (the "Merger") pursuant to which, among other things, CalEnergy Company, Inc. will reincorporate in the State of Iowa and change its name to MidAmerican Energy Holdings Company. Since June 30, 1998, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a

Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.


         Section 5.4. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary,
(ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.


         Section 5.5. Financial Statments The Company has delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the respective companies and their subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto; provided, however, that the financial statements titled "AmerUs Home Service, Inc. and Subsidiaries" contain the financial information of Home Real Estate Company of Omaha and First Edina Realty Mortgage L.L.C., entities which were a subsidiary or joint venture of AmerUs Home Services, Inc. or its subsidiaries on December 31, 1997 but which are not a subsidiary or joint venture on the date hereof; and provided further that the financial statements of AmerUs Home Service, Inc. reflect minority interests which were redeemed prior to the date hereof; and provided further that the financial statements of AmerUs Home Services, Inc. include revenues from the management of real estate development operations which have been discontinued; and provided further that the financial statements of CBS Real Estate Co. include investments in Georgetowne Development, Ltd., ComFed-Dodge Fund VII Ltd. Partnership and Plum Creek L.L.C. which were owned by CBS Real Estate Co. on December 31, 1997 but were disposed of prior to the date hereof; and provided further that the effect of the foregoing changes on the financial statements listed on Schedule 5.5 are excluded from the representations and warranties made herein.


         Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.


         Section 5.7. Governmental Authorization, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.


         Section 5.8. Litigation; Observance of Agreements; Statutes and Orders.
(a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


         Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns (individually or on a consolidated basis) that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns (individually or on a consolidated basis) and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Company does not have any income tax liabilities for any fiscal year ending on or prior to December 31, 1997. The Federal income tax liabilities of the Company's Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1994. For all fiscal years ending on or prior to December 31, 1997, the Company has received indemnities for the income tax liabilities of its Subsidiaries.


         Section 5.10. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.


Section 5.11.   Licenses, Permits, Etc.  Except as disclosed in Schedule 5.11,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.


         Section 5.12. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) For each Plan that is a pension plan within the meaning of Section 3(2) of ERISA, the accumulated benefit obligation did not exceed the fair market value of the Plan's assets. For this purpose, "accumulated benefit obligation" shall have the meaning given to that term in paragraph 18 of Statement of Financial Accounting Standards No. 87.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section
6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser, and, to the extent applicable, each Purchaser's compliance with the disclosure requirements of Section 6.2.


         Section 5.13. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 38 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.


         Section 5.14. The Company will apply the proceeds of the sale of the Notes to refinance existing indebtedness the proceeds of which were used to acquire all of the capital stock of Iowa Realty Co., Inc. and Edina Financial Services, Inc. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not own, or presently intend to carry or purchase, any margin stock. As used in this Section, the terms

"margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.


         Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Consolidated Debt and Priority Debt of the Company and its Subsidiaries as of August 31, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.


         Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.


         Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.


         Section 5.18. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.


SECTION 6.    REPRESENTATIONS OF THE PURCHASER


         Section 6.1. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.


         Section 6.2. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by it to pay the purchase price of the Notes to be purchased by it hereunder:

                  (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                  (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) the Company is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither the Company nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.     INFORMATION AS TO COMPANY


         Section 7.1. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements-- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form, commencing with the fiscal quarter ending September 30, 1999, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) Annual Statements-- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form, commencing with the fiscal year ending December 31, 1999, the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by


                           (A) an opinion thereon of independent certified
                  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with

                  GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and


                           (B) a certificate of such accountants stating that
                  they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC and Other Reports, if any-- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default-- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (f) Notices from Governmental Authority-- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

         (g) Requested Information-- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.


         Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance-- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default-- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.


         Section 7.3. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default-- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing and so long as such representatives are bound to the provisions of
         Section 20 hereof; and

                  (b) Default-- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.


SECTION 8.    PREPAYMENT OF THE NOTES


         Section 8.1. Required Prepayments. On November 1, 2004 and on each November 1 thereafter to and including November 1, 2009 the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to
Section 8.7 or purchase of the Notes permitted by Section 8.5, the principal amount of each required prepayment of the Notes becoming due under this Section
8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase. For purposes of this Section 8.1, any prepayment of less than all of the outstanding Notes pursuant to Section 8.2 shall be deemed to be applied first to the amount of principal scheduled to be repaid on November 1, 2010, and then to the remaining scheduled principal payments, if any, in inverse chronological order. The entire outstanding principal amount of the Notes shall become due and payable on November 1, 2010.


         Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.


         Section 8.3. Allocationof Partial Prepayments. Except if any holder of a Note declines to accept an offer of prepayment pursuant to Section 8.7, in the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.


         Section 8.4. Maturity; Surrender, Etc In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.


         Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.6. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or
         Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" means, with respect to the Called Principal of any Note, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX1" on the Bloomberg Financial Market Services Screen (or such other display as may replace PX1 on the Bloomberg Financial Market Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.7 or 12.1.

                  "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         Section 8.7. Change in Control. (a) Notice of Change in Control or Control Event. The Company will, within 1 Business Day after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7. Any notice provided under this Section 8.7 shall at all times remain subject to the provisions of Section 20 hereof.

         (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
Section 8.7.

         (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 10 Business days and not more than 20 Business days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 15th Business day after the date of such offer).

         (d) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least 3 Business days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute an acceptance of such offer by such holder.

         (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 8.7 shall be at a price of 100% of the principal amount of such Notes, plus the Make-Whole Amount determined in Section 8.6 for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph
(f) of this Section 8.7.

         (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

         (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date;
(vi) that the conditions of this Section 8.7 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control.

         (h) Effect on Required Payments. The amount of each payment of the principal of the Notes made pursuant to this Section 8.7 shall be applied against and reduce each of the then remaining principal payments due pursuant to
Section 8.1 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

         (i) "Change in Control" Defined. "Change in Control" means any of the following events or circumstances:

                  (i) the failure of MidAmerican Energy Holdings Company, or after the consummation of the Merger, the failure of CalEnergy Company, Inc., or its successors and ultimate parent, to own and control (directly or indirectly) (A) prior to an IPO, greater than 50% (in the aggregate) of the Company's shares of voting stock outstanding, or (B) on or after the consummation of an IPO, at least 25% (in the aggregate) of the Company's shares of voting stock outstanding, or

                  (ii) the failure of the Company to be an Affiliate of the company that owns and controls (directly or indirectly) the Iowa Electric Retail Distribution Business at any time during the period beginning on the date of Closing and ending on the fifth anniversary date of the Closing, or

                  (iii) any Person, on or after the consummation of an IPO, owns or controls (directly or indirectly) more shares of the outstanding voting stock of the Company than is owned and controlled (directly or indirectly) by MidAmerican Energy Holdings Company or, after the consummation of the Merger, CalEnergy Company, Inc.

                  "Control Event" means:

                  (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

                  (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

                  (iii) on or after the consummation of an IPO, the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

         (k) "IPO" means the initial public offering by the Company of its voting shares of common stock.


SECTION 9.     AFFIRMATIVE COVENANTS

         The Company covenants that so long as any of the Notes are outstanding:


         Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


         Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.


         Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


         Section 9.4. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all tax returns, individually or on a consolidated basis, required to be filed in any jurisdiction and to pay and discharge all taxes, individually or on a consolidated basis, shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.


         Section 9.5. Corporate Existence, Etc. Subject to Sections 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect its corporate existence, and the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10.     NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 10.1. Consolidated Net Worth. The Company will maintain, at the end of each fiscal quarter, Consolidated Net Worth at an amount not less than the sum of (a) $25,500,000, plus (b) an aggregate amount equal to 25% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended December 31, 1998.

         Section 10.2. Interest Charges Coverage Ratio. The Company will not at any time permit the Interest Charges Coverage Ratio for any period of four consecutive fiscal quarters ending during the periods specified below to be less than the ratio set forth opposite such period:

                       PERIOD                                           RATIO

From the date of the Closing through June 30, 1999                    2.25 to 1



From July 1, 1999 and thereafter                                      2.50 to 1

         Section 10.3. Incurrence of Debt. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, unless on the date the Company or such Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

                  (a) no Default or Event of Default exists, and

                  (b) Consolidated Total Debt does not exceed 65% of Consolidated Total Capitalization.

For the purposes of this Section 10.3, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

         Section 10.4. Priority Debt. The Company will not at any time permit Priority Debt to exceed the greater (a) $7,500,000, or (b) 15% of Consolidated Net Worth.

         Section 10.5. Restricted Payments and Restricted Investments.

         (a) Limitation. The Company will not, and will not permit any of its Subsidiaries to, declare, make or incur any liability to make any Restricted Payment or make or authorize any Restricted Investment unless immediately after giving effect to such action:

                  (i) the sum of (x) the aggregate value of all Restricted Investments of the Company and its Subsidiaries (valued immediately after such action), plus (y) the aggregate amount of Restricted Payments of the Company and its Subsidiaries declared or made during the period commencing on June 30, 1998 and ending on the date such Restricted Payment or Restricted Investment is declared or made, inclusive, would not exceed the sum of

                  (A) $5,000,000, plus

                  (B) 75% of Consolidated Net Income for such period (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss), plus

                  (C) the aggregate amount of Net Proceeds of Capital Stock for such period; and


         (ii) no Default or Event of Default would exist.

         (b) Time of Payment. The Company will not, nor will it permit any of its Subsidiaries to, authorize a Restricted Payment that is not payable within 60 days of authorization.

         Section 10.6. Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen incurred in the ordinary course of business, provided payment thereof is not at the time required by Section 9.4;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, provided that the Company or such

         Subsidiary maintains any and all reserves which may be required under GAAP in connection with any claims secured by such Liens described in this Section 10.6 (b);

                  (c) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially impair their use in the operation of the business of the Company and its Subsidiaries;

                  (d) Liens existing as of the date of Closing and reflected in
         Schedule 10.6 hereto;

                  (e) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and for which appropriate reserves have been establish;

                  (f) Liens incurred after the date of Closing given to secure the payment of the purchase price of fixed assets acquired or purchased in the ordinary course of business by the Company or any Subsidiary to be used in carrying on the business of the Company or a Subsidiary, provided that (i) the Lien shall attach solely to the fixed assets purchased or acquired, (ii) at the time of the purchase or acquisition of such fixed assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such fixed assets shall not exceed an amount equal to 100% of the lesser of the total purchase price or Fair Market Value at the time of purchase or acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and
         (iii) the aggregate principal amount of Debt secured by such Lien is permitted by Sections 10.2 and 10.3; and

                  (g) any Lien extending, renewing or replacing any Lien permitted by the immediately preceding subparagraphs (a) through (f), inclusive, of this Section 10.6, provided that (i) the aggregate principal amount of Debt secured by such Lien immediately prior to such extension, renewal or replacement is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, except for the substitution of property of a similar nature and equal or lesser value than the property securing the Lien immediately prior to such extension, renewal or replacement, and (iii) the aggregate principal amount of Debt being extended, renewed or replaced is permitted by Sections 10.2 and 10.3;

For the purposes of this Section 10.6, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

         Section 10.7. Merger, Consolidation, etc. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or a Wholly-Owned Subsidiary of the Company and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.8), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (c) immediately after giving effect to such transaction:

                           (i) no Default or Event of Default would exist, and

                           (ii) the Successor Corporation would be permitted by
                  the provisions of Section 10.3 hereof to incur at least $1.00 of additional Debt owing to a Person other than a Subsidiary of the Successor Corporation.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

         Section 10.8. Sale of Assets, etc. Except as permitted under Section 10.7, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                  (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

                  (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                  (c) immediately after giving effect to the Asset Disposition,

                           (i) the Disposition Value of all property that was
                  the subject of any Asset Disposition occurring in the period of 12 calendar months then next ended would not exceed 10% of Consolidated Total Assets as of the end of the then most recently ended fiscal quarter of the Company; and

                           (ii) the Disposition Value of all property that was
                  the subject of any Asset Disposition occurring on or after the date of Closing would not exceed 25% of Consolidated Total Assets as of the end of the then most recently ended fiscal quarter of the Company.

         If the Net Proceeds Amount for any Transfer is applied to a Property Reinvestment Application within 12 months before or after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection
(c) of this Section 10.8 as of any date on or after the date of such Transfer, shall be deemed not to be an Asset Disposition.

         Section 10.9. Line of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be materially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

         Section 10.10. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.


SECTION 11.     EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

         (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

         (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

         (c) the Company defaults in the performance of or compliance with any term contained in Section 10; or

         (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

         (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

         (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $3,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $3,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $3,000,000; or

         (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

         (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

         (i) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 (to the extent such judgement or judgments are not covered by an insurance policy underwritten by a solvent insurer who has accepted in writing responsibility for such judgment or judgments) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

         (j) If (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under
Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,
(iii) with respect to Plans that are pension plans within the meaning of Section 3(2) of ERISA whose accumulated benefit obligation (determined in accordance with Statement of Financial Accounting Standards No. 87) exceeds the fair market value of Plan assets, the aggregate shortfall shall exceed $3,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.    REMEDIES ON DEFAULT, ETC.


         Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of at least 33% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.


         Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.


         Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 67% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and

Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.


         Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.


SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES


         Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.


         Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.


         Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.


SECTION 14.     PAYMENTS ON NOTES


         Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Chase Manhattan Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company or the principal office of a bank or trust company in such jurisdiction.


         Section 14.2. HomeOffice Payment. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Purchaser's nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.


SECTION 15.  EXPENSES, ETC.


         Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will also pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or holder).


         Section 15.2. Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.


SECTION 16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.


SECTION 17.   AMENDMENT AND WAIVER.


         Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5,

6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.


      Section 17.2. Solicitation of Holders of Notes.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to or compensation for or otherwise in connection with the consideration of the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         Section 17.3. Building Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.


         Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.


SECTION 18.   NOTICES

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications for such Purchaser on Schedule A, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.


SECTION 19.      REPRODUCTION OF DOCUMENTS

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.      CONFIDENTIAL INFORMATION

         For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary or confidential in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or
(d) constitutes financial statements delivered to such Purchaser under Section
7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which such Purchaser offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, Rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. If any Purchaser receives a request or is aware of any requirement to turn over Confidential Information pursuant to any order applicable to such Purchaser or in response to any subpoena or other legal process or in connection with any litigation to which such Purchaser is a party, such Purchaser, to the extent permitted by law, will use reasonable efforts to notify the Company of any request or requirement prior to disclosing such Confidential Information. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.    SUBSTITUTION OF PURCHASER

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.


SECTION 22.    MISCELLANEOUS.


         Section 22.1.Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.


         Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.


         Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.


         Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                             Very truly yours,

                                             MIDAMERICAN REALTY SERVICES COMPANY


                                             By /s/ Alan L. Wells
                                                --------------------------------
                                                Name: Alan L. Wells
                                                     ---------------------------
                                                Title: Vice President, Chief
                                                       Financial Officer
                                                      --------------------------

Accepted as of the first
date written above.


                                               MASSACHUSETTS MUTUAL LIFE
                                               INSURANCE COMPANY


                                               By /s/ Mark A. Ahmed
                                                 ------------------------------
                                                 Its Managing Director
                                                    ---------------------------


                                               CM LIFE INSURANCE COMPANY


                                               By /s/ Mark A. Ahmed
                                                 ------------------------------
                                                 Its Investment Officer
                                                    ---------------------------


                                               THE GUARDIAN LIFE INSURANCE
                                               COMPANY OF AMERICA


                                               By/s/ Thomas M. Dawkins
                                                 ------------------------------
                                                 Its Vice President
                                                    ---------------------------

                                                               PRINCIPAL AMOUNT
         NAME AND ADDRESS                                       OF NOTES TO BE
          OF PURCHASERS                                            PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                               $13,200,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as MidAmerican Realty Services Company, 7.12% Senior Notes due 2010, PPN 59562# AA 0, principal, premium or interest") to:

            Citibank, N.A. (ABA #021000089)
            111 Wall Street
            New York, New York  10043

            for credit to: MassMutual's Long-Term Pool Account Number 4067-3488
            Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878,
Facsimile: (413) 744-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850


                                   SCHEDULE A
                          (to Note Purchase Agreement)

                                                               PRINCIPAL AMOUNT
       NAME AND ADDRESS                                         OF NOTES TO BE
         OF PURCHASERS                                             PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                                $2,700,00
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as MidAmerican Realty Services Company, 7.12% Senior Notes due 2010, PPN 59562# AA 0, principal, premium or interest") to:

        Chase Manhattan Bank, N.A. (ABA #021000021)
        4 Chase MetroTech Center
        New York, New York  10081

        for credit to: MassMutual Pension Management Account Number 910-2594018
        Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878,
Facsimile: (413) 744-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                               PRINCIPAL AMOUNT
       NAME AND ADDRESS                                         OF NOTES TO BE
         OF PURCHASERS                                             PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                                $3,600,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as MidAmerican Realty Services Company, 7.12% Senior Notes due 2010, PPN 59562# AA 0, principal, premium or interest") to:

      Chase Manhattan Bank, N.A. (ABA #021000021)
      4 Chase MetroTech Center
      New York, New York  10081

      for credit to: MassMutual IFM Non-Traditional Account Number 910-2509073
      Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878,
Facsimile: (413) 744-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                               PRINCIPAL AMOUNT
       NAME AND ADDRESS                                         OF NOTES TO BE
         OF PURCHASERS                                             PURCHASED

CM LIFE INSURANCE COMPANY                                           $500,000
C/O MASSACHUSETTS MUTUAL LIFE INSURANCE
 COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as MidAmerican Realty Services Company, 7.12% Senior Notes due 2010, PPN 59562# AA 0, principal, premium or interest") to:

        Citibank, N.A. (ABA #021000089)
        111 Wall Street
        New York, New York  10043

        for credit to: Segment 43 - Universal Life Account Number 4068-6561
        Re:  Description of security, principal and interest split with telephone advice of payment to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878,
Facsimile: (413) 744-6263.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-1041383

                                                               PRINCIPAL AMOUNT
       NAME AND ADDRESS                                         OF NOTES TO BE
         OF PURCHASERS                                             PURCHASED

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA                    $15,000,000
201 Park Avenue South
New York, New York 10003
Attention: Mr. Thomas Donahue, Investment Department 7B
Fax Number:(212) 777-6715

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as MidAmerican Realty Services Company, 7.12% Senior Notes due 2010, PPN 59562# AA 0, principal, premium or interest") to:

                  The Chase Manhattan Bank
                  FED ABA #021000021
                  CHASE/NYC/CTR/BNF
                  A/C 900-9-000200

                  for credit to:  Account #G05978 The Guardian

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:

                  The Guardian Life Insurance Company of America
                  201 Park Avenue South
                  New York, New York  10003
                  Attention:  Investment Accounting M-1A
                  Fax Number:  (212) 777-9023

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  CUDD & CO.

Taxpayer I.D. Number:  13-602-2143

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Asset Disposition" means any Transfer except:

         (a) any

             (i) Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

             (ii) Transfer from the Company to a Wholly-Owned Subsidiary; and

             (iii) Transfer from the Company to a Subsidiary (other than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary (other than a Wholly-Owned Subsidiary), which in either case is for Fair Market Value, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

         (b) any Transfer made in the ordinary course of business other than any Transfer of accounts receivable.

         "Business Day" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Des Moines, Iowa or New York, New York are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Change in Control" has the meaning set forth in Section 8.7


                                   SCHEDULE B
                          (to Note Purchase Agreement)

         "Closing" is defined in Section 3.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "Company" means MidAmerican Realty Services Company, an Iowa corporation.

         "Confidential Information" is defined in Section 20.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "Consolidated Net Worth" means, at any time,

                  (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

                  (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "Consolidated Total Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Net Worth and Consolidated Total Debt.

         "Consolidated Total Debt" means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "Debt" with respect to any Person means, at any time, without duplication,

                (a) its liabilities for borrowed money;

                  (b) its liabilities determined in accordance with GAAP for the deferred purchase price of property acquired by such Person (excluding any part of such deferred purchase price payable in equity interest of such Person and excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof; and

                  (g) any liabilities of a type described in any of clauses (a) through (f) hereof of such Person resulting from such Person being a general partner or member of a joint venture, whether by provision of applicable law, contract or otherwise.

         "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" means that rate of interest that is the greater of (i) 9.12% per annum or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York as its "base" or "prime" rate.

         "Disposition Value" means, at any time, with respect to any property

                  (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                  (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "Distribution" means, in respect of any corporation, association or other business entity:

                  (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

                  (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

         "EBITDA" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of all (a) Interest Charges during such period, (b) income taxes of the Company and its Subsidiaries during such period, and (c) amortization and depreciation expense of the Company and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

         "European Community Countries" means Belgium, Denmark, France, Germany, Ireland, Luxembourg, Netherlands, Spain and the United Kingdom.

         "Event of Default" is defined in Section 11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means

                  (a) the government of the United States of America or any State or other political subdivision thereof, or

                  (b) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Debt or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

                  (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

         In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period, all determined in accordance with GAAP.

         "Interest Charges Coverage Ratio" means, at any time, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Interest Charges for such period.

         "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

         "Investment Company" means any investment company registered under the Investment Company Act of 1040, as amended.

         "Iowa Electric Retail Distribution Business" means all or substantially all the portion of the non-wholesale, non-industrial electric distribution business located in Iowa which is currently owned and operated by MidAmerican Energy Company, a wholly-owned Subsidiary of MidAmerican Energy Holdings Company.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" is defined in Section 8.6.

         "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, profits or prospects of the Company and its Subsidiaries taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, profits, prospects or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "Memorandum" is defined in Section 5.3.

         "Merger" is defined in Section 5.3.

         "MidAmerican Energy Holdings Company" means MidAmerican Energy Holdings Company, an Iowa corporation, the beneficial owner of 100% of the outstanding capital stock of the Company.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Net Proceeds Amount" means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of

                  (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

                  (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         "Net Proceeds of Capital Stock" means, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company and its Subsidiaries during such period, from the sale of all capital stock (other than Redeemable capital stock) of the Company.

         "Notes" is defined in Section 1.

         "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Priority Debt" means, without duplication, the sum of (a) all Debt of the Company secured by any Lien with respect to any property owned by the Company or any of its Subsidiaries, (b) all Debt of Subsidiaries (except Debt owed to the Company or a Wholly-Owned Subsidiary).

         "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of long-term assets of a similar nature.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Redeemable" means, with respect to the capital stock of any Person, each share of such Person's capital stock that is:

                  (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or

                  (b) convertible into other Redeemable capital stock.

         "Restricted Investments" means all Investments except the following:

                  (a) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing;

                  (b) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof, excluding, however, Investments which constitute derivative securities such as mortgage-backed "Ios" or "Pos" and mortgage pass-through certificates or Investments of a similar nature or type;

         (c) Investments in certificates of deposit or similar instruments maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the:

                  (i) United States or any state thereof, having capital, surplus and undivided profits aggregating at least $1,000,000,000 and whose long-term certificates of deposit or similar instruments are, at the time of acquisition thereof by the Company or a Subsidiary, rated A or better by S&P, Duff & Phelps or Fitch Investors' Service Incorporated or A2 or better by Moody's; or

                  (ii) Canada, any European Community Country, Japan or any other country, having capital, surplus and undivided profits aggregating at least $1,000,000,000 and whose commercial paper is, at the time of acquisition thereof by the Company or a Subsidiary, rated a-1 or better by S&P or P1 or better by Moody's or whose long-term certificates of deposit or similar instruments are, at the time of acquisition thereof by the Company or a Subsidiary, rated AA or better by S&P or Aa2 or better by Moody's;

         (d) Investments in master note or deposit arrangements or money market programs which invest solely in Securities of the type described in the subparagraphs (a), (b) or (c) hereof;

         (e) Investments in money market programs of Investment Companies which, at the time of acquisition by the Company or any Subsidiary, are rated A-1 or better by S&P or P-1 or better by Moody's or, if such money market programs are not rated, a substantial majority of the Investments of such money market programs are rated A-1 or better by S&P or P-1 or better by Moody's;

         (f) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, will become a Subsidiary;

         (g) loans or advances of sales commissions and expenses in the usual and ordinary course of business to real estate sales agents which are incidental to carrying on the business of the Company or any Subsidiary;

         (h) Investments existing on the date of the Closing and disclosed in
Schedule 10.5;

         (i) Investments in Repurchase Agreements;

         (j) loans or advances to MidAmerican Energy Holdings Company or any of its Affiliates, provided that the aggregate principal amount of all such loans or advances shall not exceed $10,000,000;

                  (k) Investments in Swaps or interest rate agreements designed to protect the Company and its Subsidiaries against (i) fluctuations in interest rates in respect of Debt incurred or to be incurred, which obligations do not exceed the aggregate principal amount of such Debt, or (ii) fluctuations in the value of Investments in fixed-rate Securities resulting from a change in interest rates, in each case entered into in the ordinary course of business and not for speculation, provided that the long-term senior unsecured debt obligations of the counterparty to such Investments are rated, at the time of the making of such Investments, A- or better by S&P or A3 or better by Moody's; and

                  (l) Investments in joint ventures or other entities engaged in the same business as the Company and its Subsidiaries in which the Company and its Subsidiaries shall have an equity ownership interest of less than a majority of all outstanding equity ownership interests of such entities, provided that the aggregate amount of all such Investments shall not at any time exceed $10,000,000.

         As of any date of determination, each Restricted Investment shall be valued at the greater of:

                  (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and

                  (y) either

                           (i) in the case of any Guaranty of the obligation of
                  any Person, the amount which the Company or any of its Subsidiaries has paid on account of such obligation less any recoupment by the Company or such Subsidiary of any such payments, or

                           (ii) in the case of any other Restricted Investment,
                  the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or other liquidation thereof or part thereof or otherwise.

As used in this definition of "Restricted Investments":

         "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof,
(ii) which has capital, surplus and undivided profits aggregating at least $1,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

         "Acceptable Broker-Dealer" means any Person other than a natural person
(i) which is registered as a broker or dealer pursuant to the Exchange Act and
(ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

         "Moody's" means Moody's Investors Service, Inc.

         "Repurchase Agreement" means any written agreement

         (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

         (b) in respect of which the Company or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

         (c) in connection with which the Company or such Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

"Restricted Payment" means

         (a) any Distribution in respect of the Company or any Subsidiary of the Company (other than on account of capital stock or other equity interests of a Subsidiary of the Company owned legally and beneficially by the Company or another Subsidiary of the Company), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, and

         (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred).

         For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

         "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security" has the meaning set forth in section 2(1) of the Securities Act of 1933, as amended.

         "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "Subordinated Debt" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Notes.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.

         "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                               SCHEDULE 5.4(A)(i)
              ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES

              SUBSIDIARY NAME           STATE OF ORGANIZATION      PERCENT OWNED                 OWNER
CBS HOME Real Estate Company                 Nebraska                   100%           The Company
CBS Brokerage Systems, Inc.                  Nebraska                  96.45%          CBS HOME Real Estate Company
Select Relocation Services, Inc.             Nebraska                   100%           CBS HOME Real Estate Company
Real Estate Referral Network, Inc.           Nebraska                   100%           CBS HOME Real Estate Company
Leasing Associates, Inc.                     Nebraska                   100%           CBS HOME Real Estate Company
MRT. Inc.                                    Nebraska                   100%           CBS HOME Real Estate Company
J.C. Nichols Residential, Inc.                 Iowa                     100%           The Company
Plaza Financial Service L.L.C.                Kansas                    100%           J.C. Nichols Residential, Inc.
Plaza Mortgage Services L.L.C.                Kansas                    100%           Plaza Financial Service
J.C. Nichols Alliance, Inc.                   Kansas                    100%           J.C. Nichols Residential, Inc.
Iowa Realty Co., Inc.                          Iowa                     100%           The Company
Iowa Title Company                             Iowa                     100%           Iowa Realty Co., Inc.
Iowa Realty Insurance Agency, Inc.             Iowa                     100%           Iowa Realty Co., Inc.
IMO Co., Inc.                                Missouri                   100%           Iowa Realty Co., Inc.
Midland Escrow Services, Inc.                  Iowa                     100%           Iowa Realty Co., Inc.
The Referral Co.                               Iowa                     100%           Iowa Realty Co., Inc.
First Realty, Ltd.                             Iowa                     100%           Iowa Realty Co., Inc.
Edina Financial Services, Inc.              Minnesota                   100%           Iowa Realty Co., Inc.
Edina Realty, Inc.                          Minnesota                   100%           Edina Financial Services, Inc.



                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)


              SUBSIDIARY NAME           STATE OF ORGANIZATION      PERCENT OWNED                 OWNER

Edina Realty Title, Inc.                    Minnesota                   100%           Edina Financial Services, Inc.
Edina Realty Insurance Agency, Inc.         Minnesota                   100%           Edina Financial Services, Inc.
Edina Realty Mortgage, Inc.                 Minnesota                   100%           Edina Financial Services, Inc.
Edina Realty Inc.                           Wisconsin                   100%           Edina Realty, Inc., a Minnesota corporation


                    SCHEDULE 5.4(A)(ii)
           AFFILIATES (OTHER THAN SUBSIDIARIES)

A/C Security, Inc.
AmGas, Inc.
Bettendorf Lock & Security Services, Inc.
CBEC Railway Inc.
CHRS Inc.
Cimmred Leasing Company
Dakota Dunes Development Company
DCCO, Inc.
Diversified Electronics, Ltd.
Edina Realty Mortgage, L.L.C.
Home Real Estate, Inc. (Nebraska)
InterCoast Capital Company
InterCoast Energy Company
InterCoast Global Management, Inc.
InterCoast Power Company
InterCoast Power Marketing Company
InterCoast Sierra Power Company
InterCoast Trade & Resources Inc.
IWG Co. 8
MHC Investment Company
MidAmerican Capital Company
MidAmerican Energy Company
MidAmerican Energy Funding Company
MidAmerican Energy Holdings Company
MidAmerican Rail Inc.
MidAmerican Security Company
MidAmerican Services Company
Midwest Capital Group, Inc.
MRT, Inc.
MWR Capital Inc.
Pro-Tec Alarm Systems & Service, Inc.
Sutton Security, Inc.
The Mortgage Group, LLC
Title Information Services, L.L.C.
TTP, Inc. of South Dakota

                              SCHEDULE 5.4(A)(iii)
                     COMPANY'S DIRECTORS AND SENIOR OFFICERS

         Stanley J. Bright, President and CEO, Chairman of the Board
         R. Michael Knapp, Senior Vice President -- Operations and Director Ronald J. Peltier, Senior Vice President -- Operations and Director Alan L. Wells, Vice President, CFO and Director
         John A. Rasmussen, Jr., Vice President, General Counsel and Director Ronald J. Giaier, Treasurer and Assistant Secretary
         Larry M. Smith, Controller
         Paul J. Leighton, Secretary and Assistant Treasurer
         John J. Cappello, Director

                              FINANCIAL STATEMENTS

Audited Consolidated Financial Statements and Consolidating Schedules of AmerUs Home Services, Inc. and Subsidiaries, December 31, 1997.

J.C. Nichols Real Estate and Subsidiary. Consolidated Financial Statements, June 30, 1998 and December 31, 1997.

CBS Real Estate Co. Financial Statements and Accountant's Report for the Years Ended December 31, 1997 and 1996.

Home Real Estate Company of Omaha Financial Statements with Accountant's Review Report for the Years Ended December 31, 1997 and 1996.












                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                                  PATENTS, ETC.








                                      None

















                                 SCHEDULE 5.11
                          (to Note Purchase Agreement)

                                  SCHEDULE 5.15
                       CONSOLIDATED DEBT AND PRIORITY DEBT

 CONSOLIDATED DEBT                                                        8/31/98

 THE COMPANY


          Revolving Line of Credit owing to                           $46,862,000
             MidAmerican Energy Holdings Company
          Purchase Price contingency re: CBS Real Estate Company      $ 1,000,000
             and J.C. Nichols Real Estate
 PRIORITY DEBT
 IOWA REALTY CO., INC. AND SUBSIDIARIES:

          Byers' Non-Compete Agreement                                $   766,392
          Stacy Non-Compete Agreement                                 $   165,756
 CBS HOME REAL ESTATE COMPANY:

          Revolving Line of Credit, Nebraska State Bank of Omaha.     $   577,850
          Debtor:  The Mortgage Group, LLC (50% owned by CBS
                           HOME Real Estate Company)
          Guaranteed by CBS HOME Real Estate Company
 J.C. NICHOLS RESIDENTIAL, INC.:

          Mercantile Bank -
             $2,000,000 line of credit                                $         0
          Eugene D. Brown Company                                     $   200,000
          Highwoods, Inc.                                             $   440,347
          Capitalized Leases described on Schedule 10.6               $    56,204
 PLAZA MORTGAGE SERVICES

          Mercantile Bank Loan

            $7,000,000 line of credit                                 $ 1,212,769

                   TOTAL CONSOLIDATED DEBT                            $51,281,318
                                                                      ===========

                   PRIORITY DEBT                                      $ 3,419,318
                                                                      ===========



                                 SCHEDULE 5.15
                          (to Note Purchase Agreement)

                              EXISTING INVESTMENTS


J.C. NICHOLS RESIDENTIAL, INC.
Reliance Relocation Services, Inc.      3000 shares common stock

EDINA REALTY, INC.
The Realty Alliance, Inc.               10,000 shares common stock
Reliance Relocation Services, Inc.      3,000 shares Common Stock

EDINA REALTY TITLE, INC.                20% member
Title Information Services, L.L.C.

IOWA TITLE COMPANY
Silver Screen Partners IV LP            10 Units
Senior Income Fund, LP                  5,000 Units

IMO CO., INC.
3600 S. National, Springfield, MO

CBS HOME REAL ESTATE COMPANY
Home Real Estate, Inc. (Nebraska)       25 shares
Realty Alliance, Inc.                   10,000 shares
Reliance Relocation Services, Inc.      3000 shares
NewCo. Investments, Inc.                600 shares
The Mortgage Group, L.L.C.              50% member

EDINA FINANCIAL SERVICES, INC.          50% member (as of 11/1/98)
Edina Realty Mortgage, L.L.C.
Unit 105, 40005 85th Ave. Onamia
Lot 2, block 1, Crossroads Center,
     2nd Addition, Scott County
3706 Logan Ave. N.
214 3rd Ave. NE
1045 Pike Lake Dr.
1271 Marion St.


IOWA REALTY CO., INC.
727 18th St.
2108 E. 25th St.
9611 Alpine St.



                                 SCHEDULE 10.5
                          (to Note Purchase Agreement)

                                SCHEDULE 10.6(e)
                                      LIENS

    Debtor:          Plaza Mortgage Services
    Secured Party:   Mercantile Bank ($7,000,000 line of credit)
    Collateral:      Residential first mortgages
    Debt:            $1,212,769 (August 31, 1998)

    Debtor:          J.C. Nichols Residential, Inc.
    Secured Party:   Mercantile Bank ($2,000,000 line of credit)
    Collateral:      Pending sales
    Debt:            $0 (August 31, 1998)

    Debtor:          J.C. Nichols Residential, Inc.
    Creditor:        Clune Equipment
    Collateral:      Various office equipment (capitalized lease)

    Debtor:          J.C. Nichols Residential, Inc. and Plaza Mortgage Service L.L.C.
    Creditor:        Mid-Continent Leasing Service (lease sold to People's National Bank)
    Collateral:      Ricoh Copier (capitalized lease)

    Debtor:          J.C. Nichols Residential, Inc. and Plaza Mortgage Service L.L.C.
    Creditor:        Allied Capital/College Leasing
    Collateral:      Konica Copier/Canon Fax (capitalized lease)

    Debtor:          J.C. Nichols Residential, Inc.
    Creditor:        Mid-Continent Leasing Service (lease sold to Mercantile Bank)
    Collateral:      Copiers (capitalized lease)

    Debtor:          Plaza Mortgage Services L.L.C.
    Creditor:        Aaron Rents
    Collateral:      Bookcase, file (capitalized lease)

    Debtor:          Plaza Mortgage Services L.L.C.
    Creditor:        Aaron Rents
    Collateral:      Executive desk, chairs, file (capitalized lease)



                                 SCHEDULE 10.6
                          (to Note Purchase Agreement)

                                 [FORM OF NOTE]

                       MIDAMERICAN REALTY SERVICES COMPANY

                     7.12% SENIOR NOTE DUE NOVEMBER 1, 2010

No.  [_______]                                                           [Date]
$[__________]                                                   PPN 59562# AA 0

         FOR VALUE RECEIVED, the undersigned, MIDAMERICAN REALTY SERVICES COMPANY (herein called the "Company"), a corporation organized and existing under the laws of the State of Iowa, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS on November 1, 2010 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.12% per annum from the date hereof, payable semiannually, on the first day of May and November in each year, commencing with the May 1 or November 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.12% or (ii) 2% over the rate of interest publicly announced by The Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Chase Manhattan Bank in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of November 1, 1998 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.


                                   EXHIBIT 1
                          (to Note Purchase Agreement)

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                             MIDAMERICAN REALTY SERVICES COMPANY


                                             By
                                               --------------------------------
                                               [Title:]

                       FORM OF OPINION OF IN-HOUSE COUNSEL
                                 OF THE COMPANY


         The closing opinion of John A. Rasmussen, Jr., Esq., in-house counsel of the Company, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

          1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse affect on the business of the Company.

          2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse affect on the business of such Subsidiary, and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

          3. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and

                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)
constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any state governmental body is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Notes.

          6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or violate any provision of any law, statute, rule or regulation applicable to the Company or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

          7. There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a Materially Adverse Effect. To the knowledge of such counsel, neither the Company nor any Subsidiary is in default with respect to any court or governmental authority, or arbitration board or tribunal.

         The opinion of John A. Rasmussen, Jr., Esq. shall cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company.


                                EXHIBIT 4.4(a)-2
                          (to Note Purchase Agreement)

                           FORM OF OPINION OF COUNSEL
                                 TO THE COMPANY


         The closing opinion of Winthrop, Stimson, Putnam & Roberts, counsel to the Company, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

          1. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          2. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Federal governmental body is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Notes.

          4. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or violate any provision of any law, statute, rule or regulation applicable to the Company or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company.

          5. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          6. Neither the issuance of the Notes nor the application of the proceeds of the


                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)
sale of the Notes will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System.

          7. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8. The Company is a "subsidiary" of MidAmerican Energy Holdings Company ("MEHC"), which is a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935. MEHC is exempt from regulation under such Act pursuant to Section 3(a)(1) thereof (other than Section 9(a)(2) thereof) and the rules and regulations thereunder promulgated by the Commission and the Company is similarly exempt from such regulation.

         The opinion of Winthrop, Stimson, Putnam & Roberts shall cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company.

                                EXHIBIT 4.4(b)-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:

          1. The Company is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Notes.

          2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Winthrop, Stimson, Putnam & Roberts, counsel to the Company, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.


                                 EXHIBIT 4.4(c)
                          (to Note Purchase Agreement)

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Iowa the By-laws of the Company and the general business corporation law of the State of Iowa. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the State of Iowa and the Federal laws of the United States.